UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 13, 2007

(Date of earliest event reported)

LENOX GROUP INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11908

Delaware	13-3684956
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 944-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  On March 15, 2007, Lenox Group Inc. (the “Company”) announced that, effective March 30, 2007, Lesa Chittenden Lim will leave her position as President of Lenox Brands, the division responsible for the Lenox, Gorham and Dansk brands in the wholesale channel of distribution. In accordance with her employment letter and in consideration of a general release for the benefit of the Company, Ms. Chittenden Lim will receive nine (9) months of severance pay totaling $288,750, less withholding and related tax obligations, and partial payment by the Company of her COBRA premiums during the severance period, if COBRA is elected.

Item 8.01	Other Events

On March 13, 2007, the Compensation Committee of the Board of Directors of the Company recommended, and the Board approved, that Stewart M. Kasen receive an annual retainer of $60,000 for his service in the newly created position of Non-Executive Chairman of the Board, retroactive to January 3, 2007, the date of his election to that position. At the same time, the Board eliminated the Board position of Lead Director formerly held by Mr. Kasen, and related annual retainer for that position of $10,000. Mr. Kasen will continue to serve as Chairman of the Compensation Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENOX GROUP INC.

By:	/s/ Timothy J. Schugel
Timothy J. Schugel
Chief Financial and Operating Officer

Date: March 19, 2007